SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED November 10, 1998
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                          Sponsor and Master Servicer

                  Countrywide Home Equity Loan Trust 1998-D

     Revolving Home Equity Loan Asset Backed Certificates, Series 1998-D
                              ------------------




-----------------------      The Certificates
The Certificates
represent obligations        o    This supplement relates to the offering of
of the trust only and             the Certificates of the series referenced
do not represent an               above. This supplement does not contain
interest in or                    complete information about the offering of
obligation of CWABS,              the Certificates. Additional information is
Inc., Countrywide                 contained in the prospectus supplement
Home Loans, Inc. or               dated November 10, 1998 prepared in
any of their                      connection with the offering of the offered
affiliates.                       certificates of the series referenced above
                                  and in the prospectus of the depositor
This supplement may               dated October 26, 1998. You are urged to
be used to offer and              read this supplement, the prospectus
sell the offered                  supplement and the prospectus in full.
certificates only if
accompanied by the           o    As of April 15, 2004, the certificate
prospectus supplement             principal balance of the Certificates was
and the prospectus.               approximately $17,758,234.

-----------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 10, 2004

                                THE TRUST FUND

     As of April 1, 2004 (the "Reference Date"), the Trust Fund included approximately 1,159 Mortgage Loans having an aggregate Stated Principal Balance of approximately $22,123,794.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                     As of
                                                                 April 1, 2004
                                                                 -------------
Aggregate Stated Principal Balance of the Mortgage Loans.....     $22,123,794
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
      30-59 days.............................................        0.91%
      60-89 days.............................................        0.29%
      90 + days or more......................................        0.89%
      9+ months or more......................................        3.05%
                                                                     -----
 Total Delinquencies.........................................        5.14%
                                                                     =====

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Seven (7) Mortgage Loans have been converted and are, as of the Reference Date, REO properties.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Inc. ("Countrywide") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement.

      At March 31, 2004, Countrywide and its consolidated subsidiaries provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004, Countrywide provided servicing for approximately $22.33 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

     Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                           As of December 31, 2000            As of December 31, 2001            As of December 31, 2002
                      ---------------------------------------------------------------------------------------------------------
                           Principal                         Principal                          Principal
                            Balance         Percentage        Balance         Percentage          Balance         Percentage
                      -------------------  ------------  ------------------  ------------  --------------------  ------------
Portfolio............ $ 3,748,790,561.82       --        $ 5,479,012,451.54      --        $  10,640,766,181.58       --
Delinquency
percentage
  30-59 Days......... $    14,580,950.53     0.39%       $    28,456,872.07    0.52%       $      42,864,688.91      0.40%
  60-89 Days.........       4,626,810.83     0.12%             7,555,089.12    0.14%              10,661,957.76      0.10%
  90+ Days...........      10,660,110.74     0.28%            21,422,742.71    0.39%              19,421,702.11      0.18%
                      -------------------  ------------  -----------------  ------------   --------------------  ------------
        Total........ $    29,867,872.10     0.80%       $    57,434,703.90    1.05%       $      72,948,348.78      0.69%
Foreclosure Rate..... $     1,232,842.13     0.03%       $     3,142,409.33    0.06%       $       6,603,778.76      0.06%
Bankruptcy Rate...... $     9,192,831.89     0.25%       $    12,681,563.87    0.23%       $      43,053,210.55      0.40%



                            As of December 31, 2003                    As of March 31, 2004
                        -------------------------------------------------------------------------
                           Principal                                 Principal
                             Balance            Percentage            Balance         Percentage
                        ---------------------  -------------  ---------------------  ------------
Portfolio............   $   18,965,891,972.70       --        $   22,333,207,662.00       --
Delinquency
percentage
  30-59 Days.........   $       61,283,288.31      0.32%      $       59,352,029.00      0.27%
  60-89 Days.........           15,962,355.26      0.08%              18,587,154.00      0.08%
  90+ Days...........           37,736,971.30      0.20%              39,087,363.00      0.18%
                        ---------------------  ------------   ---------------------  ------------
        Total........   $      114,982,614.87      0.61%      $      117,026,546.00      0.52%
Foreclosure Rate.....   $        4,984,448.78      0.03%      $        9,562,068.00      0.04%
Bankruptcy Rate......   $       41,137,908.75      0.22%      $       48,076,090.00      0.22%


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of April 15, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $17,758,234. As of the Certificate Date the Pool Factor was approximately 0.1138348 and the Invested Amount was approximately $17,758,234. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Ambac Assurance Corporation (the "Certificate Insurer") is a wholly-owned subsidiary of Ambac Financial Group, Inc. ("AFG"). AFG files annual, quarterly and special reports and other information, including, but not limited to, the consolidated financial statements of the Certificate Insurer and its subsidiaries, with the Securities and Exchange Commission (the "SEC""). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Certificate Insurer's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                        FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

            A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia,
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                ERISA CONSIDERATIONS

     Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption has been amended since 1998, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Certificates.

     The Exemption, as amended, sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the Certificates not be subordinated to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that Certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's, Moody's Investors Service or Fitch Ratings, Inc . The Exemption specifies that the pool trustee must not be an affiliate of any member of the "Restricted Group", other than an underwriter. The Restricted Group consists of the underwriters, the trustee, any insurer or other provider of credit support to the trust, the seller, the depositor, the master servicer, any servicer, any counterparty in a permitted swap agreement, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate principal balance of assets in the trust, or any affiliate of any of those parties. The Exemption stipulates that any Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

                                    RATINGS

     The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                      CWABS 1998-D



Summary of Loans in Mortgage Pool
(As of the Reference Date)                                                   Range
                                                                             -----


Aggregate Principal Balance                           $22,123,794

Weighted Average Mortgage Rate                              5.38%        2.63%        to           10.25%
Weighted Average Gross Margin                               1.44%       -1.38%        to            6.25%
Weighted Average Maximum Mortgage Rate                     17.81%       12.00%        to           18.00%
Weighted Average Principal Balance                        $19,089           $0        to         $303,522
Weighted Average Credit Limit                             $37,134      $10,000        to         $358,000
Weighted Average Scheduled Remaining Term (months)            223           88        to              237
Weighted Average Combined Loan-to-Value Ratio              74.88%        8.33%        to          100.00%
Weighted Average Credit Limit Utilization Rate             51.41%        0.00%        to          100.00%

                                                      CWABS 1998-D



Mortgage Loan Principal Balances
                                                                                                  Percentage of
Range of                                             Number of     Aggregate Unpaid    Reference Date Aggregate
Principal Balance                               Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                         437           $1,043,869                        4.72 %
$ 10,000.01 to $ 20,000                                    321           $4,747,891                       21.46
$ 20,000.01 to $ 30,000                                    175           $4,348,127                       19.65
$ 30,000.01 to $ 40,000                                    101           $3,459,660                       15.64
$ 40,000.01 to $ 50,000                                     52           $2,319,891                       10.49
$ 50,000.01 to $ 60,000                                     21           $1,157,823                        5.23
$ 60,000.01 to $ 70,000                                     19           $1,254,340                        5.67
$ 70,000.01 to $ 80,000                                     15           $1,124,055                        5.08
$ 80,000.01 to $ 90,000                                      4             $335,734                        1.52
$ 90,000.01 to $100,000                                      5             $475,187                        2.15
$100,000.01 to $125,000                                      1             $107,402                        0.49
$125,000.01 to $150,000                                      2             $271,705                        1.23
$175,000.01 to $200,000                                      3             $582,378                        2.63
$275,000.01 to $300,000                                      2             $592,211                        2.68
$300,000.01 to $325,000                                      1             $303,522                        1.37
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================




                                                      CWABS 1998-D


Geographic Distribution

                                                                                                  Percentage of
                                                     Number of     Aggregate Unpaid    Reference Date Aggregate
State                                           Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
Alabama                                                     34             $551,437                        2.49 %
Alaska                                                       5             $220,181                        1.00
Arizona                                                     33             $411,013                        1.86
California                                                 222           $5,418,293                       24.49
Colorado                                                    37             $692,600                        3.13
Connecticut                                                  8             $238,226                        1.08
Florida                                                     78           $1,241,991                        5.61
Georgia                                                     27             $384,917                        1.74
Hawaii                                                      15             $324,692                        1.47
Idaho                                                       25             $384,187                        1.74
Illinois                                                    40             $685,391                        3.10
Indiana                                                     23             $409,937                        1.85
Iowa                                                         8              $93,206                        0.42
Kansas                                                      16             $243,164                        1.10
Kentucky                                                     3              $71,839                        0.32
Louisiana                                                   12             $237,536                        1.07
Maine                                                        1               $5,718                        0.03
Maryland                                                    21             $374,609                        1.69
Massachussetts                                              20             $322,789                        1.46
Michigan                                                    49             $839,207                        3.79
Minnesota                                                    5              $53,544                        0.24
Mississippi                                                  3              $28,746                        0.13
Missouri                                                    22             $195,985                        0.89
Montana                                                     11             $207,746                        0.94
Nebraska                                                     4              $14,385                        0.07
Nevada                                                      17             $344,006                        1.55
New Hampshire                                                9             $136,742                        0.62
New Jersey                                                  33             $451,965                        2.04
New Mexico                                                  20             $561,682                        2.54
New York                                                    38             $993,336                        4.49
North Carolina                                              20             $285,215                        1.29
North Dakota                                                 1               $8,915                        0.04
Ohio                                                        54             $946,688                        4.28
Oklahoma                                                    16             $211,864                        0.96
Oregon                                                      30             $850,480                        3.84
Pennsylvania                                                55             $684,946                        3.10
Rhode Island                                                 3              $43,911                        0.20
South Carolina                                               9             $249,640                        1.13
South Dakota                                                 1              $40,054                        0.18
Tennessee                                                   26             $297,671                        1.35
Utah                                                        35             $737,417                        3.33
Vermont                                                      1              $56,296                        0.25
Virginia                                                    13             $294,849                        1.33
Washington                                                  38             $933,058                        4.22
Wisconsin                                                   11             $218,081                        0.99
Wyoming                                                      7             $125,639                        0.57
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================




                                                      CWABS 1998-D


Combined Loan-to-Value Ratios

                                                                                                  Percentage of
Range of                                             Number of     Aggregate Unpaid    Reference Date Aggregate
Combined Loan-to-Value Ratios (%)               Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
0 -10.00                                                     2              $47,793                        0.22 %
10.01-20.00                                                 11             $169,843                        0.77
20.01-30.00                                                 20             $421,071                        1.90
30.01-40.00                                                 34             $656,066                        2.97
40.01-50.00                                                 30             $600,414                        2.71
50.01-60.00                                                 80           $1,860,588                        8.41
60.01-70.00                                                216           $4,694,747                       21.22
70.01-80.00                                                240           $4,899,240                       22.14
80.01-90.00                                                451           $7,502,383                       33.91
90.01-100.00                                                75           $1,271,649                        5.75
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================



Mortgage Rates

                                                                                                  Percentage of
Range of Mortgage                                    Number of     Aggregate Unpaid    Reference Date Aggregate
Rates (%)                                       Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
2.501 - 3.000                                                1                   $0                        0.00 %
3.501 - 4.000                                              207           $4,071,275                       18.40
4.001 - 4.500                                              217           $4,816,300                       21.77
4.501 - 5.000                                               95           $1,626,273                        7.35
5.001 - 5.500                                               95           $2,322,993                       10.50
5.501 - 6.000                                              198           $3,097,855                       14.00
6.001 - 6.500                                               95           $1,857,708                        8.40
6.501 - 7.000                                              155           $2,695,670                       12.18
7.001 - 7.500                                               36             $673,098                        3.04
7.501 - 8.000                                               21             $332,440                        1.50
8.001 - 8.500                                               24             $461,268                        2.08
8.501 - 9.000                                                4              $23,410                        0.11
9.001 - 9.500                                                9             $130,690                        0.59
9.501 - 10.000                                               1              $10,698                        0.05
10.001 - 10.500                                              1               $4,117                        0.02
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================




                                                      CWABS 1998-D



Types of Mortgaged Property

                                                                                                  Percentage of
                                                     Number of     Aggregate Unpaid    Reference Date Aggregate
Property Type                                   Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
Single Family Residence                                  1,002          $19,265,740                       87.08 %
Planned Unit Development (PUD)                              98           $1,897,417                        8.58
Low-rise Condominium                                        42             $623,855                        2.82
2-4 Family Residence                                        17             $336,783                        1.52
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================



Lien Priority

                                                                                                  Percentage of
                                                     Number of     Aggregate Unpaid    Reference Date Aggregate
Lien Priority                                   Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
1st Liens                                                   39             $960,291                        4.34 %
2nd Liens                                                1,120          $21,163,503                       95.66
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================



Gross Margin

                                                                                                  Percentage of
Range of Gross                                       Number of     Aggregate Unpaid    Reference Date Aggregate
Margins (%)                                     Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
<0.000                                                       1                   $0                        0.00 %
0.000                                                      187           $3,737,165                       16.89
0.001 - 0.250                                               41           $1,006,574                        4.55
0.251 - 0.500                                              165           $3,466,743                       15.67
0.501 - 0.750                                               75           $1,209,843                        5.47
0.751 - 1.000                                               29             $630,077                        2.85
1.001 - 1.250                                               88           $2,205,768                        9.97
1.251 - 1.500                                                8             $112,577                        0.51
1.501 - 1.750                                                4              $51,503                        0.23
1.751 - 2.000                                              199           $3,143,568                       14.21
2.001 - 2.250                                               89           $1,833,863                        8.29
2.251 - 2.500                                               12              $89,847                        0.41
2.501 - 2.750                                               25             $400,090                        1.81
2.751 - 3.000                                              137           $2,560,055                       11.57
3.001 - 3.250                                               17             $237,351                        1.07
3.251 - 3.500                                               20             $435,166                        1.97
3.501 - 3.750                                               13             $247,160                        1.12
3.751 - 4.000                                                9             $115,280                        0.52
4.001 - 4.250                                                8              $81,685                        0.37
4.251 - 4.500                                               17             $390,562                        1.77
4.501 - 4.750                                                1              $11,825                        0.05
4.751 - 5.000                                                3              $11,585                        0.05
5.001 - 5.250                                                5              $83,337                        0.38
5.251 - 5.500                                                4              $47,353                        0.21
5.501 - 5.750                                                1              $10,698                        0.05
6.001 - 6.250                                                1               $4,117                        0.02
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================




                                                      CWABS 1998-D


Maximum Mortgage Rates

                                                                                                  Percentage of
Maximum Mortgage                                     Number of     Aggregate Unpaid    Reference Date Aggregate
Rates (%)                                       Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
12.00                                                        7              $91,641                        0.41 %
12.25                                                        4               $9,552                        0.04
12.50                                                       15             $196,478                        0.89
15.00                                                       11             $207,746                        0.94
16.00                                                       20             $285,215                        1.29
17.00                                                       77           $1,231,641                        5.57
18.00                                                    1,025          $20,101,522                       90.86
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================


Remaining Term To Maturity

                                                                                                  Percentage of
Range of Remaining Terms to                          Number of     Aggregate Unpaid    Reference Date Aggregate
Maturity (Months)                               Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
85 - 96                                                    64            $1,137,538                        5.14 %
109 - 120                                                  16              $380,700                        1.72
169 - 180                                                  26              $297,671                        1.35
229 - 240                                               1,053           $20,307,886                       91.79
----------------------------------------------------------------------------------------------------------------
Total                                                   1,159           $22,123,794                      100.00 %
================================================================================================================


Origination Year

                                                                                                  Percentage of
                                                     Number of     Aggregate Unpaid    Reference Date Aggregate
Year of Origination                             Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
1998                                                     1,159          $22,123,794                      100.00 %
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================




                                                      CWABS 1998-D


Credit Limit Range


                                                                                                  Percentage of
Range of Credit                                      Number of     Aggregate Unpaid    Reference Date Aggregate
Limits ($)                                      Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                          34             $166,910                        0.75 %
$ 10,000.01 to $ 20,000                                    381           $3,483,538                       15.75
$ 20,000.01 to $ 30,000                                    268           $4,071,927                       18.41
$ 30,000.01 to $ 40,000                                    157           $3,304,299                       14.94
$ 40,000.01 to $ 50,000                                    118           $2,831,511                       12.80
$ 50,000.01 to $ 60,000                                     43           $1,288,338                        5.82
$ 60,000.01 to $ 70,000                                     24             $838,472                        3.79
$ 70,000.01 to $ 80,000                                     32           $1,103,862                        4.99
$ 80,000.01 to $ 90,000                                     20           $1,067,316                        4.82
$ 90,000.01 to $100,000                                     53           $1,676,963                        7.58
$100,000.01 to $125,000                                      6              $44,857                        0.20
$125,000.01 to $150,000                                      6             $331,047                        1.50
$150,000.01 to $175,000                                      4             $110,245                        0.50
$175,000.01 to $200,000                                      4             $346,423                        1.57
$200,000.01 to $225,000                                      4             $539,895                        2.44
$225,000.01 to $250,000                                      1              $22,456                        0.10
$275,000.01 to $300,000                                      2             $298,652                        1.35
$325,000.01 to $350,000                                      1             $293,560                        1.33
$350,000.01 to $375,000                                      1             $303,522                        1.37
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================



Credit Limit Utilization Rates

                                                                                                  Percentage of
Range of Credit Limit                                Number of     Aggregate Unpaid    Reference Date Aggregate
Utilization Rates (%)                           Mortgage Loans    Principal Balance           Principal Balance
----------------------------------------------------------------------------------------------------------------
0.00%                                                      258                  $95                        0.00 %
0.01% - 10.00%                                              40             $142,418                        0.64
10.01% - 20.00%                                             45             $265,844                        1.20
20.01% - 30.00%                                             38             $471,521                        2.13
30.01% - 40.00%                                             53             $837,327                        3.78
40.01% - 50.00%                                             47             $797,162                        3.60
50.01% - 60.00%                                             56           $1,237,418                        5.59
60.01% - 70.00%                                             63           $1,793,221                        8.11
70.01% - 80.00%                                             88           $1,955,353                        8.84
80.01% - 90.00%                                            108           $3,591,400                       16.23
90.01% - 100.00%                                           363          $11,032,035                       49.87
----------------------------------------------------------------------------------------------------------------
Total                                                    1,159          $22,123,794                      100.00 %
================================================================================================================


                                   EXHIBIT 2

                         Report to Certificateholders

                                                                                                                               1

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================


CERTIFICATES INFORMATION
------------------------
                                                                                    BALANCE        MARGIN
                                                                                    -------        ------
Investors                                                                   $156,000,000.00         0.50%
Transferor                                                                    $2,381,267.63


OTHER INFORMATION
-----------------

Original Pool Balance @ Cut-Off Date                                        $158,751,175.17
Servicing Fee                                                                        0.500%

Original Settlement Date                                                           11/19/98
First Payment Date                                                                  1/15/99
Long Interest Period Days                                                                57
Managed Amortization Period (Months)                                                     60

Initial Insured Amount                                                      $156,000,000.00
Initial Invested Amount                                                     $156,369,907.54

Fixed Allocation Percentage                                                          98.50%
Investor Certificate Principal Balance                                      $156,000,000.00
Minimum Transferor Interest Percentage                                                5.00%
Step-Down Remittance Date                                                                30
Credit Enhancement Fee                                                               0.140%
Rapid Amortization Event Trigger (% of Original Pool Balance)                        1.000%
Tail Adjustment                                                                 $369,907.54




===================================================================================================================================




                                                                                                                               2

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

INPUT SECTION (PAGE 1 of 1)
---------------------------

MONTH:                                                                                                         63              64
DISTRIBUTION DATE:                                                                                        3/15/04         4/15/04
DETERMINATION DATE:                                                                                       3/10/04         4/12/04

MORTGAGE LOANS PAYMENT SUMMARY
------------------------------
   COLLECTION PERIOD:

   MTGE LOANS INTEREST RECEIVED                                                                       $108,887.79     $105,893.84
   MTGE LOANS PRINCIPAL RECEIVED                                                                    $1,204,087.18   $1,111,943.00
   MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                                                 $0.00           $0.00
   MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC. TO PRINCIPAL)                        $0.00      ($4,726.74)
   MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                                       $0.00           $0.00
   MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                                      $0.00           $0.00
   MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                                               $0.00           $0.00
   MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                                         $0.00           $0.00
   MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                                        $0.00           $0.00
   MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                                      $0.00           $0.00
   MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                                     $0.00           $0.00
   MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                                         $0.00           $0.00
   MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))                               $0.00           $0.00

   MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                                             $496,043.39     $429,319.18
   MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                                          $0.00      $26,683.79

   MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)                            $22,828,375.28  $22,123,794.41

   AVERAGE MTGE LOANS RATE                                                                                 5.379%          5.377%
   AVERAGE MTGE LOANS DAILY BALANCE                                                                $23,541,519.86  $22,793,075.43

DELINQUENCY & REO SUMMARY
-------------------------
   DEL STAT 1 - NO. OF ACCTS                                                                                    7               9
   DEL STAT 1 - CURRENT BALANCE                                                                       $259,184.11     $201,326.89
   DEL STAT 2 - NO. OF ACCTS                                                                                    7               3
   DEL STAT 2 - CURRENT BALANCE                                                                       $140,765.60      $65,215.86
   DEL STAT 1+ - NO. OF ACCTS                                                                                  23              19
   DEL STAT 1+ - CURRENT BALANCE                                                                      $641,074.56     $462,787.58
   DEL STAT 3+ - NO. OF ACCTS                                                                                   9               7
   DEL STAT 3+ - CURRENT BALANCE                                                                      $241,124.85     $196,244.83
   DEL STAT 9+ - NO. OF ACCTS                                                                                  25              24
   DEL STAT 9+ - CURRENT BALANCE                                                                      $698,947.09     $673,985.14
   REO - NO. OF ACCTS                                                                                           7               7
   REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                                $186,551.91     $186,551.91

LOAN MODIFICATION SUMMARY
-------------------------
   MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)                                                   $0.00           $0.00
   MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)                                                   $0.00           $0.00
   MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                                                  $0.00           $0.00
   MTGE LOANS W/ GROSS MARGIN MODIFICATION                                                                  $0.00      $12,000.00

OTHER INFORMATION
-----------------
   LIBOR RATE FOR CURRENT INTEREST PERIOD                                                                1.09438%        1.09000%
   AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                                                  $0              $0
   CAPMAC'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                                                0               0


==================================================================================================================================




                                                                                                                               3

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Detailed Information (Page 1 of 5)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

LIBOR Rate (Adjusted two business days prior to previous Distribution Date)                              1.09438%        1.09000%
Average Mtge Loans Net Loan Rate (Effective Rate;Multiply by 360/365)                                    4.16532%        4.16334%
Maximum Rate                                                                                             4.16532%        4.16334%
Investor Certificate Rate (LIBOR + 50 bps)                                                               1.59438%        1.59000%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                                    0               0
Interest Period (Days)                                                                                         27              31

Beginning Pool Balance                                                                              23,536,419.07   22,828,375.28
Beginning Investor Certificate Principal Balance                                                    20,056,926.66   18,870,900.79
Beginning Transferor Principal Balance                                                               3,109,584.86    3,587,566.95
Beginning Invested Amount                                                                           20,056,926.66   18,870,900.79
Investor Floating Allocation Percentage                                                                  85.2166%        82.6642%
Liquidation Loss Amount                                                                                      0.00       26,683.79
Servicing Fee                                                                                            9,806.84        9,511.82

   Mtge Loans Interest (Net of Cut-Off Date Overdue Interest)                                          108,887.79      105,893.84
   Mtge Loans Principal                                                                              1,204,087.18    1,111,943.00
   Mtge Loans Net Liquidation Proceeds                                                                       0.00       (4,726.74)
   Mtge Loans Insurance Proceeds                                                                             0.00            0.00
   Mtge Loans Optional Servicer Advances                                                                     0.00            0.00
   Mtge Loans Purchase Price (Section 2.02(a))                                                               0.00            0.00
   Mtge Loans (90+ Day Delinquent) Purchase Price                                                            0.00            0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                      0.00            0.00
Available Funds                                                                                      1,312,974.97    1,213,110.10

   Mtge Loans Interest                                                                                 108,887.79      105,893.84
   Mtge Loans Net Liquidations Proceeds (Alloc. to Int.)                                                     0.00            0.00
   Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                            0.00            0.00
   Mtge Loans Optional Servicer Advances (Alloc. to Int.)                                                    0.00            0.00
   Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                              0.00            0.00
   Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Int.)
Mtge Loans Interest Collections                                                                        108,887.79      105,893.84

   Mtge Loans Principal                                                                              1,204,087.18    1,111,943.00
   Mtge Loans Net Liquidation Proceeds (Alloc. to Princ.& Net of Forecl. Profits)                            0.00       (4,726.74)
   Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                          0.00            0.00
   Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                            0.00            0.00
   Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Princ.)                                         0.00            0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                      0.00            0.00
Mtge Loans Principal Collections                                                                     1,204,087.18    1,107,216.26

Interest Collections                                                                                   108,887.79      105,893.84
Principal Collections                                                                                1,204,087.18    1,107,216.26

Investor & Transferor Interest & Principal Allocation
   Investor Interest Collections                                                                        92,790.43       87,536.33
   Investor Principal Collections                                                                    1,186,025.87    1,090,608.02
   Transferor Interest Collections                                                                      16,097.36       18,357.51
   Transferor Principal Collections                                                                     18,061.31       16,608.24
   (check)                                                                                                   0.00            0.00

Investor Loss Amount                                                                                         0.00       22,057.95
Transferor Loss Amount                                                                                       0.00        4,625.84

==================================================================================================================================




                                                                                                                               4

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Detailed Information (Page 2 of 5)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

Investor Interest Collections                                                                           92,790.43       87,536.33
   less Investor Servicing Fee                                                                           8,357.05        7,862.88
   less Unpaid Servicing Fee                                                                                 0.00            0.00
   less Credit Enhancement Premium                                                                       2,201.61        2,071.79
   less Investor Certificate Interest                                                                   23,983.77       25,837.41
   less Unpaid Investor Certificate Interest Shortfall                                                       0.00            0.00
   less Investor Loss Amount                                                                                 0.00       22,057.95
   less Unpaid Investor Loss Amount                                                                          0.00            0.00
   less Unreimbursed Draw Amounts                                                                            0.00            0.00
Excess Interest                                                                                         58,248.00       29,706.30
   less Accelerated Principal Distribution Amount                                                            0.00            0.00
Remaining Excess Interest                                                                               58,248.00       29,706.30

Investor Distributions
   Investor Certificate Interest                                                                        23,983.77       25,837.41
   Managed Amortization Period? (Y=1; N=0)                                                                      0               0
   Rapid Amortization Event? (Y=1; N=0)                                                                         0               0
   Rapid Amortization Period? (Y=1; N=0)                                                                        1               1
   Principal Collections less Additional Balances                                                      708,043.79      677,897.08
   Alternative Principal Payment                                                                       708,043.79      677,897.08
   Maximum Principal Collections                                                                     1,186,025.87    1,090,608.02
   Principal Distribution Amount                                                                     1,186,025.87    1,090,608.02
   Investor Loss Amount Distributed to Investors                                                             0.00       22,057.95
   Excess Interest Paid as Principal                                                                         0.00            0.00

Transferor Distributions
   Transferor Interest Collections (net of Transferor Servicing Fee)                                    14,647.57       16,708.56
   Excess Interest remaining from Collection Account                                                    58,248.00       29,706.30
   Principal Distributions (including Transferor Principal Collections)                                 18,061.31       16,608.24
   Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                          0.00            0.00

Excess Int. (Shortfall) a/ Premium                                                                      82,231.77       77,601.66
Excess Int. (Shortfall) a/ Interest                                                                     58,248.00       51,764.25
Excess Int. (Shortfall) a/ Losses                                                                       58,248.00       29,706.30
Required Amount                                                                                              0.00            0.00
Required Amount Applied to Overcollateralization Amount                                                      0.00            0.00
Subordinated Transferor Collections Applied to Required Amount                                               0.00            0.00
Required Amount Applied to Transferor Balance                                                                0.00            0.00
Draw on Policy                                                                                               0.00            0.00

Investor Certificate Distribution Amount                                                             1,210,009.64    1,138,503.37
Credit Enhancement Draw Amount (Excluding writedowns of OC)                                          1,117,219.22    1,050,967.05
   Guaranteed Principal Distribution Amount                                                                  0.00            0.00
   Guaranteed Amount                                                                                    23,983.77       25,837.41




==================================================================================================================================




                                                                                                                               5

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Detailed Information (Page 3 of 5)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

Beginning Pool Balance                                                                              23,536,419.07   22,828,375.28
   Interest Distribution                                                                               108,887.79      105,893.84
   Principal Distribution                                                                            1,204,087.18    1,107,216.26
   Servicer Account Removals (Section 2.06)                                                                     -               -
   Additional Balances                                                                                 496,043.39      429,319.18
   Liquidation Loss Amount                                                                                   0.00       26,683.79
Ending Pool Balance                                                                                 22,828,375.28   22,123,794.41

Beginning Investor Certificate Principal Balance                                                    20,056,926.66   18,870,900.79
   Investor Certificate Interest                                                                        23,983.77       25,837.41
   Unpaid Investor Certificate Interest Shortfall distributed                                                0.00            0.00
   Investor Certificate Principal                                                                    1,186,025.87    1,112,665.97
Ending Investor Certificate Principal Balance                                                       18,870,900.79   17,758,234.82
Pool Factor                                                                                             0.1209673       0.1138348

Beginning Transferor Balance                                                                         3,109,584.86    3,587,566.95
   Interest Distribution (including funds released from Collection Account)                             74,345.36       48,063.81
   Principal Distribution (including Unallocated Transferor Principal Collections)                      18,061.31       16,608.24
   Additional Balances                                                                                 496,043.39      429,319.18
   Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                          0.00            0.00
   Losses allocated to Transferor                                                                            0.00        4,625.84
Ending Transferor Balance                                                                            3,587,566.95    3,995,652.04
Minimum Transferor Interest                                                                          1,141,418.76    1,106,189.72
Transferor Principal Collections Unallocated due to Minimum Transferor Interest
   (held in Coll. Acct.)                                                                                     0.00            0.00
Total Unallocated Transferor Principal Collections held in Collection Account                                0.00            0.00

Beginning Invested Amount                                                                           20,056,926.66   18,870,900.79
   Principal Distribution Amount                                                                     1,186,025.87    1,090,608.02
   Investor Loss Reduction Amount                                                                            0.00       22,057.95
Ending Invested Amount                                                                              18,870,900.79   17,758,234.82

Required OC Amount                                                                                              -               -
Beginning OC Amount                                                                                          0.00            0.00
Ending OC Amount                                                                                             0.00            0.00
Ending OC Amount (% of Original Pool Balance)                                                               0.00%           0.00%




Cumulative Loss Step-Up Percentage                                                                          0.00%           0.00%
Required Subordinated Percentage                                                                           1.500%          1.500%
Initial Subordinated Amount                                                                          2,381,267.63    2,381,267.63


Preliminary Step-Down Subordinated Amount                                                              706,245.60      683,792.26
Step-Down Subordinated Amount                                                                          793,755.88      793,755.88


Can the Required Transferor Subordinated Amount be Reduced?                                                     Y               Y
Required Transferor Subordinated Amount                                                                793,755.88      793,755.88
Available Transferor Subordinated Amount                                                               793,755.88      793,755.88
Subordinated Transferor Collections                                                                     14,647.57       16,708.56


Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                                      0               0


==================================================================================================================================





                                                                                                                               6

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Detailed Information (Page 4 of 5)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                                             0               0
Step-Down Rolling Six Month Delinquency Test Violated? (Y=1; N=0)                                               0               0
Monthly Delinquency Rate                                                                                    1.82%           1.68%
Rolling Six Month Delinquency Rate                                                                          1.55%           1.60%

Ending Unreimbursed Draw on Surety Bond                                                                      0.00            0.00

Beginning Insured Principal Amount                                                                 $20,056,926.66  $18,870,900.79
Ending Insured Principal Amount                                                                    $18,870,900.79  $17,758,234.82

Available Credit Enhancement                                                                                0.00%           0.00%
Investor Distribution Amount                                                                         1,210,009.64    1,138,503.37
Transferor Distribution Amount (incl. Excess Cash Rel. From Collection Account)                         90,956.88       63,023.11

Investor Loss Amount Reimbursed from Excess Interest                                                         0.00       22,057.95
Investor Loss Amount Allocated to OC                                                                         0.00            0.00
Investor Loss Amount Reimbursed from Subordinated Transferor Collections                                     0.00            0.00
Investor Loss Amount Reimbursed from Transferor Balance                                                      0.00            0.00
Investor Loss Amount Reimbursed from Policy Draw                                                             0.00            0.00
Investor Loss Amount Unreimbursed                                                                            0.00            0.00
Unreimbursed Loss Amount Distributed                                                                         0.00            0.00

Cum. Accelerated Principal Distribution Amount                                                               0.00            0.00
Cum. Principal Payments (Including ECPB & APDA)                                                    137,129,099.21  138,241,765.18
Cum. Principal Payments (Excluding ECPB & APDA)                                                    137,129,099.21  138,241,765.18
Cum. OC Amount                                                                                               0.00            0.00
Cum. Liquidation Losses                                                                                879,472.89      906,156.68
Cum. Investor Loss Reduction Amount                                                                          0.00            0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                                               0.00            0.00
Cum. Guaranteed Principal Distribution Amount                                                                0.00            0.00
Cum. Credit Enhancement Draw Amount Amount                                                         120,233,417.94  121,284,384.99
Cum. Servicer Removals from Trust (Section 2.06)                                                             0.00            0.00

Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                                      641,756.71      641,756.71
Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                       0.40%           0.40%
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                                    1,023,518.68    1,023,518.68
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                       0.64%           0.64%
Cum. Modifications to Credit Limit                                                                   4,299,005.00    4,299,005.00
Cum. Modifications to Credit Limit (% of Initial Pool)                                                      2.71%           2.71%
Cum. Modifications to Gross Margin                                                                   1,322,685.42    1,334,685.42
Cum. Modifications to Gross Margin (% of Initial Pool)                                                      0.83%           0.84%





==================================================================================================================================





                                                                                                                               7

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Detailed Information (Page 5 of 5)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

Accrued but Unpaid at Distribution Date
   Servicing Fee                                                                                             0.00            0.00
   Investor Certificate Interest                                                                             0.00            0.00
   Credit Enhancement Premium                                                                                0.00            0.00
   Unreimbursed Draw Amounts                                                                                 0.00            0.00

SOURCES OF FUNDS:
-----------------
   Mtge Loans Interest                                                                                 108,887.79      105,893.84
   Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                                    0.00            0.00
   Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                            0.00            0.00
   Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                              0.00            0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                                          0.00            0.00
   Mtge Loan Principal                                                                               1,204,087.18    1,111,943.00
   Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                                           0.00       (4,726.74)
   Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                          0.00            0.00
   Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                            0.00            0.00
   Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                                        0.00            0.00
   Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                      0.00            0.00
   Draw on Policy                                                                                            0.00            0.00
   Unallocated Transferor Collections                                                                        0.00            0.00
Total                                                                                                1,312,974.97    1,213,110.10

USES OF FUNDS
-------------
   Servicing Fee                                                                                         9,806.84        9,511.82
   Investor Interest Distribution                                                                       23,983.77       25,837.41
   Accrued and Unpaid Investor Interest Distributed                                                          0.00            0.00
   Investor Principal Distribution                                                                   1,186,025.87    1,112,665.97
   Transferor Distribution (not including Cash Released to Transferor)                                  32,708.88       33,316.81
   Unallocated Transferor Principal Collections                                                              0.00            0.00
   Accrued and Unpaid Servicing Fee Distributed                                                              0.00            0.00
   Payment of Unreimbursed Surety Bond Draw Amounts                                                          0.00            0.00
   Credit Enhancement Premium Distributed                                                                2,201.61        2,071.79
   Cash Released to Transferor (Including OC Step-Down Release)                                         58,248.00       29,706.30
Total                                                                                                1,312,974.97    1,213,110.10


ERROR CHECK
-----------
Sources & Uses                                                                                                 OK              OK
Loss Allocation                                                                                                OK              OK
Overcollateralization                                                                                          OK              OK
Balance Reduction                                                                                              OK              OK


Distribution List:
------------------

   Barbara Grosse - First National Bank of Chicago     Lupe Montero - Countrywide Home Loans
   Pete Cerwin - Salomon Smith Barney                  Brian White - Countrywide Home Loans
                                                       Michael Burak-Countrywide Home Loans



==================================================================================================================================





                                                                                                                               8

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Servicer Certificate (Page 1 of 3)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

A. POOL INFORMATION

   Aggregate Amount of Collections                                                                   1,312,974.97    1,213,110.10
   Aggregate Amount of Interest Collections                                                            108,887.79      105,893.84
   Aggregate Amount of Principal Collections                                                         1,204,087.18    1,107,216.26
   Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                                         0.00            0.00
   Beginning Pool Balance                                                                           23,536,419.07   22,828,375.28
   Ending Pool Balance                                                                              22,828,375.28   22,123,794.41
   Additional Balances                                                                                 496,043.39      429,319.18
   Servicer Removals from the Trust (Section 2.06)                                                           0.00            0.00
   Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                                   641,756.71      641,756.71
   Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                    0.40%           0.40%
   Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                                 1,023,518.68    1,023,518.68
   Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                    0.64%           0.64%
   Cum. Modifications to Credit Limit                                                                4,299,005.00    4,299,005.00
   Cum. Modifications to Credit Limit (% of Initial Pool)                                                   2.71%           2.71%
   Cum. Modifications to Gross Margin                                                                1,322,685.42    1,334,685.42
   Cum. Modifications to Gross Margin (% of Initial Pool)                                                   0.83%           0.84%
   Servicing Fee                                                                                         9,806.84        9,511.82
   Unpaid Servicing Fee Received                                                                             0.00            0.00
   Remaining Accrued and Unpaid Servicing Fee                                                                0.00            0.00

B. INTEREST, PRINCIPAL & LOSS ALLOCATION

   Investor Certificateholder Floating Allocation Percentage                                               85.22%          82.66%
   Investor Certificateholder Fixed Allocation Percentage                                                  98.50%          98.50%
   Investor Interest Collections                                                                        92,790.43       87,536.33
   Investor Principal Collections                                                                    1,186,025.87    1,090,608.02
   Transferor Interest Collections                                                                      16,097.36       18,357.51
   Transferor Principal Collections                                                                     18,061.31       16,608.24
   Investor Loss Amount                                                                                      0.00       22,057.95
   Beginning Invested Amount                                                                        20,056,926.66   18,870,900.79
   Ending Invested Amount                                                                           18,870,900.79   17,758,234.82

C. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

   Investor Certificate Interest Distributed                                                            23,983.77       25,837.41
   Investor Certificate Interest Shortfall b/ any Draw on Policy                                             0.00            0.00
   Unpaid Investor Certificate Interest Shortfall Received                                                   0.00            0.00
   Unpaid Investor Certificate Interest Shortfall Remaining                                                  0.00            0.00

   Principal Distribution Amount                                                                     1,186,025.87    1,090,608.02
       Managed Amortization Period? (Yes=1; No=0)                                                               0               0
       Rapid Amortization Period? (Yes=1; No=0)                                                                 1               1
       Maximum Principal Collections Payment                                                         1,186,025.87    1,090,608.02
       Alternative Principal Payment                                                                   708,043.79      677,897.08
       Principal Collections less Additional Balances                                                  708,043.79      677,897.08
   Investor Loss Amount Distributed to Investors                                                             0.00       22,057.95
   Accelerated Principal Distribution Amount                                                                 0.00            0.00



==================================================================================================================================




                                                                                                                               9

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Servicer Certificate (Page 2 of 3)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

D. INVESTOR CERTIFICATE PRINCIPAL BALANCE

   Beginning Certificate Principal Balance                                                          20,056,926.66   18,870,900.79
   Ending Certificate Principal Balance                                                             18,870,900.79   17,758,234.82
   Pool Factor                                                                                          0.1209673       0.1138348

E. DISTRIBUTIONS TO TRANSFEROR

   Interest Distribution                                                                                74,345.36       48,063.81
   Principal Distribution                                                                               18,061.31       16,608.24
   Amount Distributed to Transferor pursuant to Section 5.01 (a) (x)
        (included in Interest Distribution)                                                             58,248.00       29,706.30

F. TRANSFEROR BALANCE

   Beginning Transferor Principal Balance                                                            3,109,584.86    3,587,566.95
   Ending Transferor Principal Balance                                                               3,587,566.95    3,995,652.04
   Servicer Removals from the Trust (Section 2.06)                                                           0.00            0.00
   Minimum Transferor Balance                                                                        1,141,418.76    1,106,189.72

G. INVESTOR CERTIFICATE RATE

   Investor Certificate Rate                                                                             1.59438%        1.59000%
   LIBOR Rate                                                                                            1.09438%        1.09000%
   Maximum Rate                                                                                          4.16532%        4.16334%
   Weighted Average Mortgage Net Loan Rate                                                               4.16532%        4.16334%

H. CREDIT ENHANCEMENT

   Credit Enhancement Fee                                                                                2,201.61        2,071.79
   Beginning OC Amount                                                                                       0.00            0.00
   Ending OC Amount                                                                                          0.00            0.00
   Guaranteed Amount                                                                                    23,983.77       25,837.41
   Guaranteed Principal Distribution Amount                                                                  0.00            0.00
   Credit Enhancement Draw Amount                                                                    1,117,219.22    1,050,967.05

J. DELINQUENCY & REO STATUS

   Delinquent 30-59 days
       No. of Accounts                                                                                          7               9
       Trust Balances                                                                                  259,184.11      201,326.89
   Delinquent 60-89 days
       No. of Accounts                                                                                          7               3
       Trust Balances                                                                                  140,765.60       65,215.86
   Delinquent 90+ days
       No. of Accounts                                                                                          9               7
       Trust Balances                                                                                  241,124.85      196,244.83
   Delinquent 9+ months
       No. of Accounts                                                                                         25              24
       Trust Balances                                                                                  698,947.09      673,985.14
   REO
       No. of Accounts                                                                                          7               7
       Trust Balances                                                                                  186,551.91      186,551.91


==================================================================================================================================





                                                                                                                               10

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Servicer Certificate (Page 3 of 3)
----------------------------------

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

K. EVENT OF DEFAULT TRIGGERS                                                                                    0               0

   Failure by Seller to make payment within 5 Business Days of Required Date ?                                  0               0
   Failure by Seller to perform any covenants described in the Agreement ?                                      0               0
   Bankruptcy or Insolvency relating to Servicer ?                                                              0               0

L. RAPID AMORTIZATION EVENT TRIGGERS                                                                            0               0

   Failure by Seller to make payment within 3 Business Days of Required Date ?                                  0               0
   Breach of Representation or Warranty by Seller or Depositor?                                                 0               0
   Bankruptcy or Insolvency relating to Transferor ?                                                            0               0
   Subject to Investment Company Act of 1940 Regulation ?                                                       0               0
   Any Event of Default ?                                                                                       0               0
   Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                                    0               0

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of April, 2004.

       Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

       ---------------------------------------

   Eric Varnen
       First Vice President







   Distribution List:
   ------------------

   Barbara Grosse - First National Bank of Chicago     Lupe Montero - Countrywide Home Loans
   Pete Cerwin - Salomon Smith Barney                  Brian White - Countrywide Home Loans
                                                       Michael Burak-Countrywide Home Loans



==================================================================================================================================





                                                                                                                               11

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Statement to Certificateholders (Page 1 of 2)
---------------------------------------------
Distribution Date:
                                                                                                         3/15/04         4/15/04
                                                                                                         -------         -------
   INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)
A. INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS
   Investor Certificate Interest Distributed (Section 5.03 (iii))                                        0.153742        0.165624
   Investor Certificate Interest Shortfall Distributed (Section 5.03 (iv))                               0.000000        0.000000
   Remaining Unpaid Investor Certificate Interest Shortfall (Section 5.03 (v))                           0.000000        0.000000

   Managed Amortization Period ? (Yes=1; No=0)                                                                  0               0
   Investors Certificate Principal Distributed (Section 5.03 (vi))                                       7.602730        7.132474
     Principal Distribution Amount                                                                       7.602730        6.991077
        Maximum Principal Payment                                                                        7.602730        6.991077
        Alternative Principal Payment                                                                    4.538742        4.345494
        Principal Collections less Additional Balances                                                   4.538742        4.345494
     Investor Loss Amount Distributed to Investors                                                       0.000000        0.141397
     Accelerated Principal Distribution Amount                                                           0.000000        0.000000
     Credit Enhancement Draw Amount (Section 5.03 (xii))                                             1,117,219.22    1,050,967.05

   Total Amount Distributed to Certificateholders (P & I) (Section 5.03 (ii))                            7.756472        7.298099

B. INVESTOR CERTIFICATE PRINCIPAL BALANCE
   Beginning Investor Certificate Balance                                                           20,056,926.66   18,870,900.79
   Ending Investor Certificate Balance (Section 5.03 (x))                                           18,870,900.79   17,758,234.82
   Beginning Invested Amount                                                                        20,056,926.66   18,870,900.79
   Ending Invested Amount (Section 5.03 (x))                                                        18,870,900.79   17,758,234.82
   Investor Certificateholder Floating Allocation Percentage (Section 5.03 (i))                          85.2166%        82.6642%
   Pool Factor (Section 5.03 (x))                                                                       0.1209673       0.1138348
   Liquidation Loss Amount for Liquidated Loans (Section 5.03 (vii))                                         0.00       26,683.79
   Unreimbursed Liquidation Loss Amount (Section 5.03 (viii))                                                0.00            0.00

C. POOL INFORMATION
   Beginning Pool Balance (Section 5.03 (xi))                                                       23,536,419.07   22,828,375.28
   Ending Pool Balance (Section 5.03 (xi))                                                          22,828,375.28   22,123,794.41
   Servicer Removals form the Trust (Section 2.06)                                                           0.00            0.00
   Servicing Fee (Section 5.03 (ix))                                                                     9,806.84        9,511.82

D. INVESTOR CERTIFICATE RATE
   Investor Certificate Rate (Section 5.03 (xvi))                                                       1.594380%       1.590000%
   LIBOR Rate                                                                                           1.094380%       1.090000%
   Maximum Rate                                                                                         4.165315%       4.163342%

E. DELINQUENCY & REO STATUS Delinquent 30-59 days (Section 5.03 (xiii))
       No. of Accounts                                                                                          7               9
      Trust Balances                                                                                   259,184.11      201,326.89
   Delinquent 60-89 days (Section 5.03 (xiii))
       No. of Accounts                                                                                          7               3
      Trust Balances                                                                                   140,765.60       65,215.86
   Delinquent 90+ days (Section 5.03 (xiii))
       No. of Accounts                                                                                          9               7
      Trust Balances                                                                                   241,124.85      196,244.83
   REO (Section 5.03 (xiv))
       No. of Accounts                                                                                          7               7
      Trust Balances                                                                                      186,552         186,552

F. INSURANCE COVENANTS
   Subordinated Transferor Collections (Section 5.03 (xviii))                                           14,647.57       16,708.56
   Overcollateralization Step-Down (Section 5.03 (xix))                                                793,755.88      793,755.88
   Available Transferor Subordinated Amount (Section 5.03 (xx))                                        793,755.88      793,755.88
   Overcollateralization Amount (Section 5.03 (xxi))                                                            0               0
===================================================================================================================================




                                                                                                                               12

===================================================================================================================================

Countrywide Home Loans, Inc.                                               Date of Report:         4/9/04
Countrywide Home Equity Loan Trust - Series 1998-D                         Time of Report:       11:47 AM
P & S Agreement Date:                                  November 14, 1998
Original Settlement Date:                              November 19, 1998
CUSIP Number of Certificates:                          126671ES1                  Investor:
Original Sale Balance:                                 156,000,000                  8001010

===================================================================================================================================

Statement to Certificateholders (Page 2 of 2)

Distribution Date:                                                                                       3/15/04         4/15/04
                                                                                                         --------        -------

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of April, 2004.


      Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

      ---------------------------------------

   Eric Varnen
      First Vice President





   Distribution List:
   ------------------

   Barbara Grosse - First National Bank of Chicago     Lupe Montero - Countrywide Home Loans
   Pete Cerwin - Salomon Smith Barney                  Brian White - Countrywide Home Loans
                                                       Michael Burak-Countrywide Home Loans



==================================================================================================================================
